UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

COPANO ENERGY, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)
2727 Allen Parkway, Suite 1200 Houston, Texas (Address of principal executive offices)	77019 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-9547

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

1	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

1	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

1	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

1	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Series A Preferred Units

On July 21, 2010 (the “Issue Date”), Copano Energy, L.L.C. (the “Company”) entered into a Series A Convertible Preferred Unit Purchase Agreement (the “Purchase Agreement”) with TPG Copenhagen, L.P., an affiliate of TPG Capital, L.P. (the “Purchaser”), pursuant to which the Company issued and sold an aggregate of 10,327,022 of its Series A Convertible Preferred Units (the “Series A Preferred Units”) to the Purchaser for a cash purchase price of $29.05 per Series A Preferred Unit (the “Unit Purchase Price”) in a privately negotiated transaction (the “Private Placement”).  The Unit Purchase Price was calculated as the volume-weighted average trading price of the Company’s common units (the “Common Units”) over the trailing 30-trading-day period prior to July 19, 2010, plus a 10% premium.

The Private Placement resulted in gross proceeds of $300 million and net proceeds to the Company of approximately $285.3 million, after deducting transaction fees and estimated offering expenses, including a 3% transaction fee paid by the Company to the Purchaser upon consummation of the Private Placement.  The Company expects to use the net proceeds to fund its Eagle Ford Shale expansion strategy and other growth initiatives in Texas and Oklahoma.

The Purchase Agreement contains customary terms for private placements by public companies, including customary representations, warranties, covenants, indemnities, and limitations on transfer of the Series A Preferred Units.  In addition to these standard provisions, for a period of three years from the Issuance Date, the Purchaser has agreed, subject to specified exceptions: (i) not to acquire, directly or indirectly, any equity securities (or securities convertible into equity securities) of the Company and (ii) not to participate (or aid any other person) in any solicitation of proxies to vote in any election contest, or otherwise solicit the Company’s unitholders for approval of any proposal, in each case without the Company’s consent.

The Series A Preferred Units have been sold pursuant to the Purchase Agreement in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series A Preferred Units

The Series A Preferred Units are a new class of voting equity security that ranks senior to all classes or series of equity securities of the Company with respect to distribution rights and rights upon liquidation.

Distributions

Holders of the Series A Preferred Units are entitled to quarterly distributions:

•	of in-kind Series A Preferred Units for the first three years following the Issue Date;

•	after the third and before the sixth anniversary of the Issue Date, in cash, in-kind or in a combination thereof, at the Company’s election; and

•	after the sixth anniversary of the Issue Date, in cash, or in-kind only if and to the extent (i) required because of insufficient cash or (ii) agreed between the Purchaser and the Company.

In-kind distributions will equal $0.72625 per unit per quarter (or 10% per year of the Unit Purchase Price).  Cash distributions will equal the greater of $0.72625 per unit per quarter or the quarterly per-unit distribution paid with respect to Common Units.

Conversion

Commencing on the third anniversary of the Issue Date, Series A Preferred Units (including Series A Preferred Units issued as in-kind distributions) will be convertible into Common Units on a one-for-one basis, subject to limitations described below.

The Common Unit Cap. Unless and until the Company’s unitholders approve the Series A Proposal (defined below),  (i) the Series A Preferred Units will be convertible into Common Units (on a one-for-one basis) in an amount not to exceed 19.9% of the Company’s then outstanding Common Units, and, with respect to any amount of such conversion that would exceed 19.9% of the Company’s then outstanding Common Units, the Series A Preferred Units will be convertible into new Class B Units of the Company (as further described below under the heading “Class B Units”) on a one-for-one basis, and (ii) the Purchaser’s voting power will be limited to not more than 19.9% of the Company’s then outstanding Common Units (the “Common Unit Cap”).

The Company has agreed to cause its unitholders to consider the approval of: (i) the full convertibility of Series A Preferred Units into Common Units, and, if any Class B Units are then issued and outstanding, the automatic conversion of Class B Units into Common Units, and (ii) full voting rights for holders of Series A Preferred Units beyond the Common Unit Cap (the “Series A Proposal”).  If the Series A Proposal is approved by the Company’s unitholders, then the Series A Preferred Units will be fully convertible into Common Units when conditions described below are met and will vote with the Common Units (on an as-converted basis) without regard to the Common Unit Cap.

Conversion at the Election of the Holder.  The Purchaser will be able to convert Series A Preferred Units into Common Units or Class B Units at any time after the third anniversary of the Issue Date, except that conversion will be prohibited to the extent that it would cause (on a pro forma basis) the Company’s estimated quarterly distributions over any of the succeeding four quarters to exceed its total distributable cash flow in that quarter.

Conversion at the Election of the Company.  Commencing on the third anniversary of the Issue Date, the Company also will have the option at any time to convert all or some of the Series A Preferred Units (including Series A Preferred Units issued as in-kind distributions) then outstanding into Common Units or Class B Units if (i) the daily volume-weighted average trading price of the Common Units on the national securities exchange on which the Common Units are listed or admitted to trading is greater than 130% of the Unit Purchase Price for 20 trading days out of the trailing 30-trading-day period prior to the Company’s notice of conversion and (ii) the average daily trading volume of Common Units on the securities exchange exceeds 500,000 Common Units for 20 trading days out of the trailing 30-day period ending two trading days before the Company’s notice of conversion.

Voting

The Series A Preferred Units have voting rights identical to the voting rights of the Common Units and will vote with the Common Units as a single class, such that each Series A Preferred Unit (including each Series A Preferred Unit issued as an in-kind distribution) is entitled to one vote for each Common Unit into which such Series A Preferred Unit is convertible on each matter with respect to which each Common Unit is entitled to vote, subject to the limitations described above.

The foregoing description of the Series A Preferred Units does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 (“Amendment No. 1”) to the Fourth Amended and Restated Limited Liability Company Agreement of Copano (the “Copano LLC Agreement”), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Class B Units

The Class B Units are a new class of non-voting equity security in the Company.  The Purchaser will be entitled to a quarterly distribution per Class B Unit equal to 110% of the quarterly cash distribution amount paid per Common Unit.  The Class B Units will rank junior to the Series A Preferred Units and pari passu with the Common

Units of the Company with respect to distribution rights, and junior to the Series A Preferred Units and senior to the Common Units of the Company with respect to rights upon liquidation.

The Class B Units are non-voting, except that the Class B Units are entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class B Units in relation to other classes of interests in the Company or as required by law.  The approval of a majority of the Class B Units will be required to approve any matter for which the holders of the Class B Units are entitled to vote.

If the Series A Proposal is approved by the Company’s unitholders, then any outstanding Class B Units will convert automatically into Common Units.

The foregoing description of the Class B Units does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Copano LLC Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Registration Rights Agreement

On the Issue Date, the Company entered into a Registration Rights Agreement with the Purchaser.  Pursuant to the Registration Rights Agreement, the Company has agreed to file up to two shelf registration statements for the resale of the Common Units into which the Series A Preferred Units and Class B Units may convert as soon as practicable following receipt of written notice from the Purchaser.  In addition, the Company has agreed to use commercially reasonable efforts to cause each shelf registration statement to be declared effective by the Securities and Exchange Commission no later than 180 days after its filing.  The Registration Rights Agreement also provides the Purchaser with rights that allow the Purchaser to include its Common Units in certain registered offerings for the Company’s own account.  The Registration Rights Agreement contains representations, warranties, covenants and indemnities that are customary for private placements by public companies.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Director Designation Agreement

On the Issue Date, the Company entered into a Director Designation Agreement with the Purchaser.  Pursuant to the Director Designation Agreement, the Company agreed to expand the size of its board of directors (the “Board”) from seven to eight directors, to appoint an individual designated by the Purchaser to its Board and nominate such person for election at each annual meeting of the Company’s unitholders.  The Purchaser’s designation rights terminate at the earliest to occur of (i) the Purchaser’s holding, in the aggregate, Series A Preferred Units, together with any Common Units and Class B Units issued upon conversion of Series A Preferred Units, representing less than fifty percent (50%) of the Series A Preferred Units issued on the Issue Date and (ii) after the third anniversary of the Issue Date, the sum of (A) the number of Common Units held by the Purchaser (or its affiliates) and (B) the number of Common Units issuable upon conversion of Series A Preferred Units and Class B Units that are then held by the Purchaser equaling less than 5% of the Common Units then outstanding.

The foregoing description of the Director Designation Agreement does not purport to be complete and is qualified in its entirety by reference to the Director Designation Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Credit Facility Amendment

On the Issue Date, the Company entered into a Second Amendment to the Amended and Restated Credit Agreement (the “Second Amendment”) with various financial institutions.  The Second Amendment amended certain provisions of the Company’s existing Amended and Restated Credit Agreement dated January 12, 2007 to (i) provide for the issuance of the Series A Preferred Units, (ii) increase the amount of investments the Company and its restricted subsidiaries may make in unrestricted subsidiaries and certain other entities, (iii) clarify that the Series A Preferred Units do not constitute indebtedness or consolidated funded indebtedness thereunder and (iv) clarify that the conversion of other equity interests into Common Units does not constitute a Restricted Payment thereunder.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Company’s Second Amendment are incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Company’s private placement of Series A Preferred Units are incorporated into this Item 3.02 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Company’s private placement of Series A Preferred Units, the execution of the Registration Rights Agreement and the effect of the Series A Preferred Units and Class B Units on certain rights of the holders of Common Units are incorporated into this Item 3.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Issue Date, the size of the Board was increased to eight directors, and the Board appointed Michael G. MacDougall as a director of the Board.  Mr. MacDougall was selected as a director pursuant to the Director Designation Agreement described in Item 1.01 above.  Mr. MacDougall, 39, is a partner of TPG Capital.  Mr. MacDougall leads the firm’s global energy and natural resources investing efforts.  He is a director of Energy Future Holdings Corp. (formerly TXU Corp.), Graphic Packaging Holding Company, Kraton Performance Polymers, Inc., and a director of the general partner of Valerus Compression Services, L.P.

The Board concluded that Mr. MacDougall is qualified to serve as a director of the Company because of his transactional experience with a number of different companies at TPG Capital and his experience as a director of other public companies.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Director Designation Agreement are incorporated into this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Company’s private placement of Series A Preferred Units and execution of Amendment No. 1 to the Copano LLC Agreement are incorporated into this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure.

On the Issue Date, the Company issued a press release announcing that it completed its sale of the Series A Preferred Units to the Purchasers.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment No. 1, dated July 21, 2010, to Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C.

4.1	Registration Rights Agreement, dated July 21, 2010, by and between Copano Energy, L.L.C. and TPG Copenhagen, L.P.

10.1	Series A Convertible Preferred Unit Purchase Agreement, dated July 21, 2010, by and between Copano Energy, L.L.C. and TPG Copenhagen, L.P.

10.2	Director Designation Agreement, dated July 21, 2010, by and between Copano Energy, L.L.C. and TPG Copenhagen, L.P.

10.3	Second Amendment to the Amended and Restated Credit Agreement, dated July 21, 2010

99.1	Press Release dated July 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2010	COPANO ENERGY, L.L.C. By:/s/ Douglas L. Lawing Douglas L. Lawing Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amendment No. 1, dated July 21, 2010, to Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C.

4.1	Registration Rights Agreement, dated July 21, 2010, by and between Copano Energy, L.L.C. and TPG Copenhagen, L.P.

10.1	Series A Convertible Preferred Unit Purchase Agreement, dated July 21, 2010, by and between Copano Energy, L.L.C. and TPG Copenhagen, L.P.

10.2	Director Designation Agreement, dated July 21, 2010, by and between Copano Energy, L.L.C. and TPG Copenhagen, L.P.

10.3	Second Amendment to the Amended and Restated Credit Agreement, dated July 21, 2010

99.1	Press Release dated July 21, 2010